Exhibit 10.27

Execution Version
PHILLIPS EDISON & COMPANY, INC.
2019 PERFORMANCE LTIP UNIT
AWARD AGREEMENT

Name of Grantee: Devin Murphy (the “Grantee”)
No. of Award LTIP Units: 678,734
Grant Date: March 12, 2019 (“Grant Date”)

This 2019 Performance LTIP Unit Award Agreement is made as of the date set forth above between Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), its subsidiary Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership and the entity through which the Company conducts substantially all of its operations (the “Partnership”), and the Grantee set forth above.
RECITALS

A.The Grantee is an employee of the Company or one of its Affiliates and provides services to the Partnership.

B.The Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”), approved this award pursuant to the Company’s Amended and Restated 2010 Long-Term Incentive Plan (as it may be amended, restated or supplemented from time to time, the “Plan”) and the Partnership Agreement (as defined herein), to provide the Grantee, in connection with his employment, with the incentive compensation described in this Award Agreement (this “Agreement”), and thereby provide additional incentive for him to promote the progress and success of the business of the Company and its Affiliates, including the Partnership and the asset management business of the Company. This Agreement evidences the award (this “Award”) of LTIP Units (as defined herein) and is subject to the terms and conditions set forth herein and in the Partnership Agreement.

C.The Grantee was selected by the Committee to receive this one-time Award and the Committee, effective as of the grant date specified above, awarded to the Grantee the number of Award LTIP Units (as defined herein) set forth above.

NOW, THEREFORE, the Company, the Partnership and the Grantee agree as follows:
1.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4.3 of the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of this Agreement shall control.

2.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Actual Revenue” means the Revenue recorded in the last full fiscal quarter ending on or prior to the Measurement Date, multiplied by four (4).
“AMB” means the asset management business of the Company.
“Award LTIP Units” has the meaning set forth in Section 3 hereof.
“Cause” for termination of the Grantee’s Continuous Service for purposes of Section 4 means the occurrence of any one (or more) of the following: (i) the Grantee’s commission of any fraud, misappropriation or gross and willful misconduct which causes demonstrable injury to the Company or a subsidiary or Affiliate; (ii) the Grantee’s act of dishonesty resulting or intended to result, directly or indirectly, in gain or personal enrichment at the expense of the Company or a subsidiary or Affiliate; (iii) the Grantee’s willful and repeated failure to follow specific directives of the Board or the Chief Executive Officer to act or refrain from acting, which directives are consistent with the Grantee’s position and title; or (iv) the Grantee’s conviction of, or a plea of nolo contendere with respect to, a felony or a crime involving moral turpitude.
“Change in Control” means (i) a Change in Control (as defined in the Plan) or (ii) the sale or transfer of all or substantially all the assets of the AMB.
“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.
“Continuous Service” means the Grantee’s continuous service to the Company or any Subsidiary or Affiliate, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of: (A) any approved leave of absence; or (B) transfers among the Company and any Subsidiary or Affiliate, or any successor, in any capacity of employee (so long as Grantee is expressly involved in and providing services for the AMB), or (C) with the written consent of the Committee, the transfer in status to consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
“Disability” means (i) the Grantee’s absence from employment with the Company and its Affiliates due to the Grantee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for at least twelve (12) continuous months; or (ii) the Grantee is receiving income replacement benefits for at least three (3) months under an accident and health plan because of the Grantee’s medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for at least twelve (12) continuous months.
“Earned Award LTIP Units” means the number of Award LTIP Units that are determined to be earned pursuant to Section 3(c) hereof.
“Earned Dividend LTIP Units” means the number of additional LTIP Units that would have accumulated if the Grantee had received all dividends paid by the Company with respect to a number of shares of Common Stock equal to the number of Earned Award LTIP Units (disregarding any LTIP Units issued in respect of dividends and reduced by the distributions actually paid with respect to the LTIP Units) and such dividends had been invested in Common Stock at a price per share equal to (i) the Fair Market Value on the day immediately preceding the ex-dividend date for such dividend or other distribution less (ii) the amount of such dividend or other distribution.
“Effective Date” means April 1, 2019.
“Enhanced Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the Earned Award LTIP Units pursuant to Section 4(c) hereof in the event of death or Disability prior to the last day of the Performance Period, determined by dividing (A) the number of calendar days that have elapsed from and excluding the Effective Date to and including the date of the Grantee’s termination, plus the number of days in the Grantee’s Severance Period (provided that such aggregate number shall not exceed the total number of days in the Performance Period) by (B) the number of calendar days from and excluding the Effective Date to and including the last day of the Performance Period.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means (i) if the Common Stock is listed on a national securities exchange or is traded on a national market system, the closing sales price on such exchange or over such system on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) if the Common Stock is not listed on a national securities exchange or traded on a national market system, the Company’s estimated value per share as determined by the Board.
“Family Member” has the meaning set forth in Section 7 hereof.
“LTIP Units” means Class C Units, as such term is defined in the Partnership Agreement.
“Measurement Date” means the earliest of (A) March 31, 2024, (B) the date upon which a Change in Control shall occur or (C) the date of termination of Grantee’s Continuous Service (other than for Cause).
“OP Units” has the meaning set forth in the Partnership Agreement.
“Partial Service Factor” means a factor carried out to the sixth decimal to be used in calculating the Earned Award LTIP Units pursuant to Section 4(b) hereof in the event of a Qualified Termination prior to the last day of the Performance Period, determined by dividing (A) the number of calendar days that have elapsed from and excluding the Effective Date to and including the date of the Grantee’s Qualified Termination by (B) the number of calendar days from and excluding the Effective Date to and including the last day of the Performance Period.
“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, among the Company, as general partner, and the limited partners who are parties thereto, as amended, restated or supplemented from time to time.
“Performance Factor” means, as of the Measurement Date, the percentage obtained by dividing Actual Revenue by Target Revenue, provided that in no event shall the Performance Factor be greater than 100%.
“Performance Period” means the period beginning on (but excluding) April 1, 2019 and ending on (and including) March 31, 2024.

“Qualified Termination” means (i) the Grantee’s voluntary termination of his Continuous Service for any reason or (ii) the termination of the Grantee’s Continuous Service by the Company or its Affiliates without Cause. For the avoidance of doubt, the termination of Grantee’s Continuous Service due to death or Disability or the termination of Grantee’s Continuous Service by the Company or its Affiliates for Cause shall not be deemed a Qualified Termination.
“Revenue” means, as determined by the Committee, all fees earned by the AMB, provided that any such fees that are one-time in nature and not ongoing (e.g., promote payments, transaction-based fees such as acquisition, disposition or financing) shall be amortized over seven (7) years.  Revenue shall expressly exclude (i) fees associated with any contract pursuant to which, on or prior to the Measurement Date, the counterparty has exercised its right to terminate such contract and (ii) fees from the in-place contracts relating to Necessity Retail Partners and Grocery Retail Partner I and II joint ventures, and the in-place fee stream in Phillips Edison Grocery REIT, III.  Revenue shall expressly include fees arising from any new equity raised in the foregoing ventures/entities.
“Securities Act” means the Securities Act of 1933, as amended.
“Severance Period” means eighteen (18) months.
“Target Revenue” means $30,000,000.
“Transfer” has the meaning set forth in Section 6 hereof.
3.LTIP Award.

(a)The Grantee is hereby granted this Award, consisting of the number of LTIP Units set forth on the first page of this Agreement and designated as Award LTIP Units (the “Award LTIP Units”), which will be subject to vesting and forfeiture to the extent provided in this Section 3 and Section 4 hereof.

(b)As soon as practicable following the Measurement Date (but in no event later than 60 days thereafter), or, in the case of a Change in Control, as of the day prior to the effective date of the Change in Control, but as of the Measurement Date, the Committee will determine the Performance Factor, whereby the number of Award LTIP Units that are earned (the “Earned Award LTIP Units”) will be equal to the Award LTIP Units multiplied by the Performance Factor. For the avoidance of doubt, in no event shall the Earned Award LTIP Units be greater than the number of Award LTIP Units issued pursuant to this Award (other than any increase attributable to Earned Dividend LTIP Units).

(c)If the Grantee earns any Award LTIP Units as of the Measurement Date pursuant to the calculations set forth in Section 3(b) hereof, then the Grantee will also earn the Earned Dividend LTIP Units. Any Earned Dividend LTIP Units shall be subject to all of the provisions of Section 4 hereof applicable to the other Earned Award LTIP Units.

(d)If the number of Earned Award LTIP Units (including, for the avoidance of doubt, the Earned Dividend LTIP Units) is smaller than the number of Award LTIP Units previously issued to the Grantee, then the Grantee, as of the Measurement Date, shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Award LTIP Units that were not so forfeited and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Award LTIP Units that were so forfeited. If the Earned Award LTIP Units, together with the Earned Dividend LTIP Units, are greater than the aggregate number of Award LTIP Units previously issued to the Grantee, then, upon the performance of the calculations set forth in this Section 3 and in Section 4: (i) the Company shall cause the Partnership to issue to the Grantee, as of the Measurement Date, a number of additional LTIP Units equal to the difference; (ii) such additional LTIP Units shall be added to the LTIP Units previously issued, if any, and thereby become part of this Award; and (iii) the Company and the Partnership shall take such corporate and partnership action as is necessary to accomplish the grant of such additional LTIP Units. Thereafter, the terms Award LTIP Units will refer collectively to the LTIP Units, if any, issued prior to such additional grant plus such additional LTIP Units; provided that such issuance will be subject to the Grantee confirming the truth and accuracy of the representations set forth in Section 12 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Award, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws. If the number of Earned Award LTIP Units and Earned Dividend LTIP Units is the same as the number of Award LTIP Units previously issued to the Grantee, then there will be no change to the number of LTIP Units under this Award pursuant to this Section 3.

(e)Any Award LTIP Units that are not earned or do not become vested pursuant to this Section 3 or Section 4 hereof shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unearned or unvested Award LTIP Units.

4.Termination of Grantee’s Service Relationship; Death and Disability; Change in Control.

(a)Waiver. Grantee hereby acknowledges and agrees that the terms of this one-time Award are independent and distinct from the terms of the Company’s Executive Severance Change in Control Plan (the “Severance Plan”), and that certain letter agreement, dated October 2, 2017, relating to the vesting of Grantee’s equity (the “Vesting Agreement”), and Grantee expressly waives any rights or benefits set forth in the Severance Plan or Vesting Agreement in connection with this Agreement. In the case of Grantee’s termination of Continuous Service or in the event of a Change in Control, the provisions of this Agreement shall govern the treatment of the Grantee’s Award LTIP Units exclusively.

(b)Qualified Termination. If the calculations provided in Section 3(b) hereof are triggered by the Qualified Termination of the Grantee, then the Earned Award LTIP Units calculated pursuant to Section 3(b) hereof shall be multiplied by the Partial Service Factor (with the resulting number being rounded to the nearest whole LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Grantee’s Earned Award LTIP Units for all purposes under this Agreement (including with respect to the calculation of Earned Dividend LTIP Units).

(c)Death or Disability. If the calculations provided in Section 3(b) hereof are triggered by the termination of the Grantee’s Continuous Service as a result of his death or Disability, then the Earned Award LTIP Units calculated pursuant to Section 3(b) hereof shall be multiplied by the Enhanced Partial Service Factor (with the resulting number being rounded to the nearest whole

LTIP Unit or, in the case of 0.5 of a unit, up to the next whole unit), and such adjusted number of LTIP Units shall be deemed the Grantee’s Earned Award LTIP Units for all purposes under this Agreement (including with respect to the calculation of Earned Dividend LTIP Units).

(d)Termination for Cause. In the event of a termination of the Grantee’s Continuous Service for Cause prior to the Measurement Date, all Award LTIP Units shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.

(e)Change in Control. If the calculations provided in Section 3(b) hereof are triggered by a Change in Control, then 100% of the Grantee’s Earned Award LTIP Units (including any Earned Dividend LTIP Units) shall vest immediately and automatically as of the Measurement Date.

5.Distributions.

(a) The holder of the Award LTIP Units shall be entitled to receive distributions with respect to such Award LTIP Units to the extent provided for in Section 17.2(a) of the Partnership Agreement, as modified hereby.

(b)All distributions paid with respect to Award LTIP Units, both before and after the Measurement Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned or have become vested as provided in Section 3 or Section 4 hereof.

6.Restrictions on Transfer of Award.

(a)Except as otherwise permitted by the Committee, none of the LTIP Units granted hereunder nor any of the OP Units of the Partnership into which such LTIP Units may be converted shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) and the right to exchange all or a portion of the OP Units for cash or, at the option of the Partnership, for shares of Common Stock (the “Exchange Right”) may not be exercised with respect to the OP Units, provided that, at any time after the date that (x) the LTIP Units are earned and vested and (y) is two (2) years after the effective date of the grant, (i) LTIP Units or OP Units may be Transferred to the Grantee’s Family Members (as defined below) by gift or domestic relations order, provided that the transferee agrees in writing with the Company and the Partnership to be bound by all the terms and conditions of this Agreement and that subsequent Transfers shall be prohibited except those in accordance with this Section 6 and (ii) the Exchange Right may be exercised with respect to OP Units, and OP Units may be Transferred to the Partnership or the Company in connection with the exercise of the Exchange Right, in accordance with and to the extent otherwise permitted by the terms of the Partnership Agreement. Additionally, all Transfers of LTIP Units or OP Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act) and the applicable terms and conditions of the Partnership Agreement. In connection with any Transfer of LTIP Units or OP Units, the Partnership may require the Grantee to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws

(including, without limitation, the Securities Act). Any attempted Transfer of LTIP Units or OP Units not in accordance with the terms and conditions of this Section 6 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units or OP Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any LTIP Units or OP Units. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

(b)For purposes of this Agreement, “Family Member” of a Grantee, means the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant of the Grantee), a trust in which these persons (or the Grantee) own more than 50 percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than 50 percent of the voting interests.

7.Rights with Respect to LTIP Units. Without duplication with the provisions of Article 16 of the Plan, if (a) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (b) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (c) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the Agreement, then and in that event, the Committee shall take such action as shall be necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the number of LTIP Units then subject to this Agreement and substitution of other awards under the Plan or otherwise. The Grantee shall have the right to vote the LTIP Units if and when voting is allowed under the Partnership Agreement, regardless of whether vesting has occurred.

8.Non-Competition.  As a condition to Grantee’s receipt of this Award, the Grantee agrees that, for eighteen (18) months following the termination of his employment with the Company and its Affiliates (collectively, the “Company Group”), the Grantee will not directly or indirectly, own, manage, operate, control, fundraise, consult with (as a consultant, independent contractor, or otherwise), be employed by or otherwise provide services to, or participate in the ownership, management, operation or control of a Competing Business (as defined below) in the United States.  For purposes of this Agreement, “Competing Business” means a company with the following characteristics: (1) (i) the primary and principal business activity of the entity is the ownership, management and/or development of neighborhood and community grocery anchored shopping centers and (ii) whose owned, managed or assets under development exceed $1 billion as of the end of the entity’s last fiscal year; provided, that nothing herein prohibits you from investing in mutual funds and stocks, bonds, or other securities in any business if such stocks, bonds, or other securities are listed on any securities exchange or are publicly traded in an over the counter market, and such investment does not exceed, in the case of any capital stock of any one issuer, three percent (3%) of the issued and outstanding capital stock or in the case of bonds or other securities, three percent (3%) of the aggregate principal amount thereof issued and outstanding, or (2) any company, partnership or entity whose primary business is raising capital to invest in neighborhood and community grocery anchored shopping centers.

9.Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the LTIP Units granted hereunder, the Grantee will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee.

10.Tax Matters; Section 83(b) Election. The Grantee may make an election to include in gross income in the year of transfer the LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder.

11.Section 409A of the Code. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Grantee, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Grantee.

12.Investment Representation; Registration. The Grantee hereby makes the covenants, representations and warranties set forth on Exhibit A attached hereto as of the Grant Date and as of the Measurement Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Grantee. The Grantee shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit A was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.

13.No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

14.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

15.Status of LTIP Units under the Plan. The LTIP Units are both issued as equity securities of the Partnership and granted as “Other Stock-Based Awards” under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Stock in exchange for OP Units into which LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Stock, if issued, will be issued under the Plan. The Grantee acknowledges that the Grantee will have no right to approve or disapprove such election by the Company.

16.Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

17.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning this Award.

18.Legend. The records of the Partnership and any other documentation evidencing the LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.

19.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (a) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (b) waives any privacy rights the Grantee may have with respect to the Relevant Information; (c) authorizes the Relevant Companies to store and transmit such information in electronic form; and (d) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. The Relevant Information will only be used in accordance with applicable law.

20.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Article 17 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Grantee or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

21.Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

22.Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

23.Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

24.Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

25.Successors and Assigns. The rights and obligations created hereunder shall be binding on the Grantee and his heirs and legal representatives and on the successors and assigns of the Partnership.

26.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee by hand or at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be executed as of the 12th day of March, 2019.

PHILLIPS EDISON & COMPANY, INC.
By: /s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chairman of the Board and Chief Executive Officer
PHILLIPS EDISON GROCERY CENTER OPERATING PARTNERSHIP I, L.P.

By: PHILLIPS EDISON GROCERY CENTER OP
                            GP I LLC,
Its General Partner
By: /s/ Jeffrey S. Edison
Name: Jeffrey S. Edison
Title: Chairman of the Board and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.
Dated: March 12, 2019            /s/ Devin I. Murphy
Grantee’s Signature

Grantee’s name and address:

EXHIBIT A
GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:
(a)    The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The latest Annual Report to Stockholders that has been provided to stockholders;

(ii)The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iii)The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iv) above;

(iv)Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(v)The Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership I, L.P., as then amended;

(vi)The Phillips Edison Grocery Center REIT I, Inc. Amended and Restated 2010 Long Term Incentive Plan, as then amended; and

(vii)The Company’s Articles of Incorporation, as then amended.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of LTIP Units shall not constitute an offer of LTIP Units until such determination of suitability shall be made.
(b)    The Grantee hereby represents and warrants that
(i)    The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into OP Units and the potential redemption of such OP Units for shares of Common Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.
(ii)    The Grantee understands that (A) the Grantee is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Grantee provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company. The Grantee did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with its own advisors in connection with its evaluation of the Background Documents and this Agreement and the Grantee’s receipt of LTIP Units.
(iii)    The LTIP Units to be issued, the OP Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such OP Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her LTIP Units, OP Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.
(iv)    The Grantee acknowledges that (A) neither the LTIP Units to be issued, nor the OP Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or OP Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such LTIP Units, or OP Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and OP Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the OP Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the OP Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the OP Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Grantee may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the OP Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)    The Grantee has determined that the LTIP Units are a suitable investment for the Grantee.
(vi)    No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).
(c)    So long as the Grantee holds any LTIP Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)    The Grantee may make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and to the extent so elected has delivered with this Agreement a completed, executed copy of the election form attached to this Agreement as Exhibit B. To the extent so elected, the Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the Award of the LTIP Units hereunder with the IRS Service Center at which such Grantee files his or her personal income tax returns, and to file a copy of such election with the Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to the Grantee.
(e)    The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.
(f)    The representations of the Grantee as set forth above are true and complete to the best of the information and belief of the Grantee, and the Partnership shall be notified promptly of any changes in the foregoing representations.

EXHIBIT B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, Treasury Regulations Section 1.83-2 promulgated thereunder, and Rev. Proc. 2012-29, 2012-28 IRB, 06/26/2012, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, address and taxpayer identification number of the undersigned are:
Name:    ______________________________________ (the “Taxpayer”)
Address: _____________________________________

Social Security No./Taxpayer Identification No.: ____________________
Taxable Year: Calendar Year 2019

2.	Description of property with respect to which the election is being made:
The election is being made with respect to _________ Class C Units (“LTIP Units”) in Phillips Edison Grocery Center Operating Partnership I, L.P. (the “Partnership”).

3.	The date on which the LTIP Units were transferred to the undersigned is _________________________, 2019.

4.	Nature of restrictions to which the LTIP Units are subject:

(a)	With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)
The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.	The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.	The amount to include in gross income is $0.
The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.
Dated: __________________, 2019

Name: ___________________________

Schedule to Section 83(b) Election -Vesting Provisions of LTIP Units
Class C Units (“LTIP Units”) are subject to time- and performance-based vesting, provided that the Taxpayer remains an employee of Phillips Edison & Company, Inc. (the “Company”) or its subsidiaries through such vesting, subject to acceleration in the event of certain extraordinary transactions. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued employment with the Company or its subsidiaries.